UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the

Securities Exchange Act of 1934

October 19, 2012

Date of Report (Date of earliest event reported)

LOCAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34197	33-0849123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7555 Irvine Center Drive

Irvine, California 92618

(Address of principal executive offices, zip code)

(949) 784-0800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the issuer under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 19, 2012, Local Corporation (the “Registrant”) issued a press release announcing that it had completed its divestiture of its Rovion technology platform to Rovion, LLC (the “Buyer”), a subsidiary of Point Roll, Inc. (“Point Roll”) in accordance with the terms of that certain Asset Purchase Agreement dated October 19, 2012 (the “Agreement”) by and among the Registrant, Buyer and Point Roll. A copy of the press release is attached hereto as Exhibit 99.1. The description of the Agreement contained herein is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1. Total consideration for the assets sold is $3.9 million, subject to balance sheet adjustments and subsequent claims against escrow, if any. The Registrant received consideration of $3,510,000 in cash at the closing of the transaction. An additional $390,000 is being held in escrow for a period of eighteen months in the event certain indemnification claims or final balance sheet adjustments are asserted against the Registrant. The assets sold include a self-service, rich media advertising platform and related toolset. Additionally the Buyer will be assuming certain assets and liabilities related to the assets sold, including accounts receivable, certain personnel and lease obligations related to the Rovion business.

The Agreement contains representations and warranties of the parties that are customary for a transaction of this type, which generally survive after the closing date. The representations and warranties of the Registrant are qualified by information contained in confidential disclosure schedules that the Registrant provided to Buyer and Point Roll in connection with the execution of the Agreement. The Registrant agreed to defend, indemnify and hold harmless the Buyer from and against certain losses arising out of or resulting from (i) a breach of any representation or warranty made by Registrant in the Agreement, the disclosure letter, or certain of the closing documents, (ii) any breach of any covenant or obligation of Registrant in the Agreement or certain of the closing documents, (iii) any litigation or third party claims relating to the operation of the business on or prior to the closing date of the transaction, and (iv) any retained liabilities, as such term is defined in the Agreement.

Item 9.01	Financial Statements and Exhibits.

Exhibit 10.1	Asset Purchase Agreement by and among the Registrant, Rovion, LLC and Point Roll, Inc., dated October 19, 2012.

Exhibit 99.1	Press Release of Local Corporation dated October 19, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCAL.COM CORPORATION

Date: October 19, 2012	By:	/s/ Ken Cragun
Ken Cragun
Chief Financial Officer and Secretary

Exhibit Index

Exhibit Number	Description

Exhibit 10.1	Asset Purchase Agreement by and among the Registrant, Rovion, LLC and Point Roll, Inc., dated October 19, 2012.

Exhibit 99.1	Press Release of Local Corporation dated October 19, 2012.